SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
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Filed by a party other than the Registrant [  ]

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[  ]         Preliminary Proxy Statement
[  ]         Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]         Definitive Proxy Statement
[X]         Definitive Additional Materials
[  ]         Soliciting Material Pursuant to Section 240.14a-12

Old Mutual Funds I
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(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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8.	Date Filed: December 14, 2009

As of August 27, 2009 you owned 500 shares or more of the

OLD MUTUAL CHINA FUND

We are requesting your help on an important matter affecting your investment.

As a shareholder of the Fund, you are entitled to vote on a proposal to reorganize the Fund into the Clough China Fund at the
Special Meeting of Shareholders, adjourned to January 11, 2010.

Our records indicate that we have not yet received your vote.

Your vote is very important!

The Fund URGENTLY needs your vote before January 11, 2010

Voting is easy and only takes a few minutes

Please vote today by calling 1-866-412-8384

•	Speak to a Proxy Specialist by calling the number above. We can answer your questions regarding the proposal and record your vote. (Mon. – Fri. 9:30 a.m. – 10 p.m. ET, Sat. 10 a.m. – 6 p.m. ET)

•	Log on to the website www.proxyvote.com. Enter the control number printed on the enclosed card and follow the on-screen prompts.

•	Call the phone number listed on the enclosed proxy card. Enter the control number printed on the card and follow the touchtone prompts.

•	Mail in your signed proxy card in the envelope provided.

The Fund’s Board of Trustees recommends that you vote “FOR” the proposal.

By voting now you will help the Fund save on the cost of additional mailings and calls to shareholders.

R-09-644 12/2009